UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2012

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On Friday, November 30, 2012,, Ecologic Products, Inc., a wholly owned subsidiary of Ecologic Transportation, Inc., (the “Company”) has ended its contractual agreement with Park N Fly, Inc. effectuated on September 24, 2012. For the past three year the Company has run a proof of concept test market for its proprietary product, Ecologic Shine® car cleaning system, at 5 of Park N’ Fly’s airport locations. During the test market, the Company has cleaned over sixty thousand vehicles, and saved approximately 2.5 million gallons of water at the 5 locations. The three year trial went very well and the Company is moving forward as planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ Edward W Withrow III
Edward W Withrow III
Chairman
Dated: December 6, 2012